CURRENT REPORT FOR ISSUERS SUBJECT TO THE
                         1934 ACT REPORTING REQUIREMENTS


                                    FORM 8-K


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                 CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the Securities Exchange
                                  Act of 1934.


                          Date of Event: August 7, 2002
                        (date of earliest event reported)



                          eLocity Networks Corporation
                          ----------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
         (State or other jurisdiction of incorporation or organization)



                        000-22373                          58-2027283
                        ---------                          ----------
                 (Commission File Number)   (IRS Employer Identification Number)

                             26 Blue Anchor Cay Road
                             -----------------------
                    (Address of principal executive offices)

                                 (619) 575-7904
                                 --------------
              (Registrant's telephone number, including area code)





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



ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS

On August 7, 2002, eLocity Networks Inc. ("Company") acquired an eighty percent (80%) interest in Family Financial Solutions Corp. ("FFSC") pursuant to the terms and conditions of a Stock Purchase Agreement ("Agreement"), from James Cunningham, the founder, principal owner and chief executive officer of FFSC. The terms of the Agreement provide that the Company must issue fifteen million (15,000,000) restricted shares to Cunningham in exchange for forty thousand (40,000) shares of FFSC which represent an 80% interest. The Company shares and the FFSC shares are to be placed into escrow until December 15, 2002, subject to each party's unconditional right to rescind the Agreement before that date. The Agreement anticipates a loan of two million six hundred thousand ($2,600,000) to be made by the Company to FFSC on a best efforts basis and provides for the appointment of Mr. Cunningham to the Company's board of directors.

The Company further entered into a Shareholders Agreement with Mr. Cunningham, as stockholders of FFSC, that prohibits the sale of FFSC shares without the mutual agreement of the parties and provides for the appointment of three (3) directors to the FFSC board of directors by mutual agreement. The Agreement also caused FFSC to enter into an Employment Agreement with Mr. Cunningham with a term of employ extending through December 31, 2008. The Company anticipates that FFSC will be operated by Mr. Cunningham in a manner similar to historical practices.

FFSC is a Utah based financial consulting firm that offers a non-traditional approach to debt reduction through "interest only" or index mortgages, that are designed to improve cash flows, eliminate debt and provide a variety of financial options to create future wealth for families on average incomes throughout the United States. The principal being that investing cash flow saved from "interest only" mortgages could eliminate the principal amount of the mortgage on a reduced time frame and create wealth that would have been lost in satisfying traditional loan payments. Further, FFSC intends to provide clients with "interest only" mortgages a variety of financial growth instruments from insurance to equities to capitalize on the wealth producing potential of this concept.

FFSC is currently operating in Utah, Arizona, Ohio and California with plans to open ten new customer service offices before the end of 2002 and ninety more customer service offices throughout the United States before the end of 2003.














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                    ITEM 7. Financial Statements and Exhibits

Pro forma financial statements, if required, will be filed by amendment or as part of the Company's next quarterly report within the time allowed by the rule.

EXHIBITS

         1. Stock Purchase Agreement between the Company and James Cunningham and Jodie Cunningham in connection with the purchase of an eighty percent (80%) interest in Family Financial Solutions Corp.

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eLocity Networks Corporation


Signature                                           Date



/s/ Sandra Jorgensen_______________                 August 19, 2002
-----------------------------------
Sandra Jorgensen
as President and Director









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



                                    Exhibit 1
                            STOCK PURCHASE AGREEMENT


                                  BY AND AMONG


                          ELOCITY NETWORKS CORPORATION

                             A Delaware corporation


                                       AND


                               the Shareholders of

                        FAMILY FINANCIAL SOLUTIONS, INC.

                               A Utah corporation


                                 August 5, 2002



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         TABLE OF CONTENTS

                                                                           Page

1.       PURCHASE OF FFS SHARES......................................         1

         (a)      Purchase ..........................................         1

         (b)      Payment............................................         1


2.       CLOSING; DELIVERY...........................................         1

         (a)      Closing.............................................        1

         (b)      Delivery of FFS Shares.............................         1

         (c)      Delivery of Buyer Shares...........................         2


         (d)      Tax Status of Transaction..........................         2


         (e)      Liabilities........................................         2


3.       REPRESENTATIONS AND WARRANTIES OF THE SELLERS...............         2

         (a)      Ownership of FFS Shares............................         2
         (b)      Authority..........................................         2

         (c)      Compliance With Law................................         2


         (d)      No Litigation......................................         2


         (e)      Solvency...........................................         2


         (f)      Investment.........................................         3


         (g)      Unregistered Shares................................         3


         (h)      No Material Misstatements..........................         3


4.       REPRESENTATIONS AND WARRANTIES CONCERNING FFS...............         3

         (a)      Organization, Standing and Qualification...........         3
         (b)      Capitalization.....................................         3

         (c)      Subsidiaries.......................................         3


         (d)      Stock Transfer Books...............................         4


         (e)      Corporate Records..................................         4


         (f)      No Defaults........................................         4


         (g)      No Conflict........................................         4


         (h)      Consents and Approvals             ................         4


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







         (i)....................................Compliance With Law           4

         (j)....................................Financial Statements          4
         (k)....................................Properties and Assets         5

         (l)....................................Leases..                      5


         (m)....................................Intellectual Property         5


         (n)....................................Material Contracts            5


         (o)....................................No Undisclosed Liabilities6


         (p)....................................Litigation                    6


         (q)....................................Taxes...                      6


         (r)..............................Accuracy of Information Furnished   6


5.       REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF BUYER..........      ..6

         (a)................................Organization; Authority; Validity 7
         (b)................................Compliance With Law               7

         (c)................................Legal Proceedings                 7


         (d)................................Contracts                         7


         (e)................................Ordinary Course                   7


         (f)................................Capitalization of Buyer           7


         (g)................................Subsidiaries                      8


         (h)................................Offering                          8


         (i)................................Financial Statements              8


         (j)................................Filing of Reports                 8


         (k)................................Condition of Business             8


         (l)................................Other Obligations                 8


         (m)................................Accuracy of Information           9


         (n)................................Availability of Documents         9


         (o)................................Shares Purchased for Investment   9


         (p)................................Buyer Shares                      9



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







         (q)............................FFS as a Separate Operating Company   9

         (r).........................................Consents and Approvals   9

6.       CONDITIONS OF BUYER'S AND SELLERS' PERFORMANCE.................      9

         (a).........................................Buyer's Conditions       9
         (b).........................................Sellers' Conditions     10

7.       REMEDIES FOR BREACHES OF THIS AGREEMENT.......................      11

         (a)........Survival of Representations and Warranties               11
         (b)........Indemnification Provision for Benefit of the Buyer       11

         (c)........Indemnification Provision for Benefit of the Sellers     12


         (d)........Matters Involving Third Parties                          12


         (e)........Determination of Adverse Consequences                    13


         (f)........Indemnification Limitations                              13


         (g)........Other Rights and Remedies Not Affected                   13


8.       NON-DISCLOSURE................................................      13

         (a)..............................Proprietary Information            13
         (b)..............................Publicity                          13

9.       OTHER MATTERS...........................                            14

         (a)..............................Operating Loan                     14
         (b)..............................Operating Loan                     14

         (c)..............................Board of Directors                 14


         (d)..............................Further Actions                    14


10.      TERMINATION AND AMENDMENT...............                            14

         (a)..............................Pre-Closing                        14
         (b)..............................Waiver.                            15

11.      DISPUTE RESOLUTION......................                            15

         (a)..............................Mediation                          15
         (b)..............................Arbitration                        15

12.      MISCELLANEOUS...........................                            15

         (a)..............................Attorneys' Fees                    15
         (b)..............................Brokers and Finders                16

         (c)..............................Expenses                           16


         (d)..............................Survival                           16



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







         (e).....................Severability                                16


         (f).....................Notices                                     16


         (g).....................Entire Agreement                            16


         (h).....................Counterparts                                17


         (i).....................Binding Effect                              17


         (j).....................Governing Law                               17


         (k).....................Gender and Number, Etc.                     17


         (l).....................Successors and Assigns                      17


         (m).....................No Third Party Beneficiaries                17


         (n).....................No Partnership or Joint Venture             17



EXHIBITS

Exhibit A                  Shareholder List of Family Financial Solutions, Inc.
Exhibit B                  Buyer Contracts
Exhibit C                  Buyer Shareholder List
Exhibit D                  Buyer Subsidiaries
Exhibit E                  Buyer's Financial Statements
Exhibit F                  Material Adverse Changes
Exhibit G                  FFS Shareholder Agreement
Exhibit H                  Employment Contract

SCHEDULES
Schedule 4(k)              Properties and Assets
Schedule 4(n)              FFS Material Contracts
Schedule 4(p)                 Pending or Threatened Litigation






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                            STOCK PURCHASE AGREEMENT


                  THIS STOCK PURCHASE AGREEMENT ("Agreement") is executed as of this 5th day of August, 2002, by and between ELOCITY NETWORKS CORPORATION, a Delaware corporation ("Buyer"), and Jodie Cunningham and James Cunningham (the "Sellers"), owners of all of the shares of FAMILY FINANCIAL SOLUTIONS, INC., a Utah corporation ("FFS").

                  WHEREAS, Buyer is a publicly-held Delaware corporation;

                  WHEREAS, FFS is a Utah corporation which is in the business of financial planning and the sale of insurance, securities and mortgages associated therewith;

                  WHEREAS, the parties intend by this Agreement to provide for the acquisition by Buyer of eighty (80%) percent of the issued and outstanding capital stock of FFS held by Sellers.

                  NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth herein, it is agreed as follows:

                  1.

                  (a) . Subject to the terms and conditions contained herein, Buyer agrees to purchase from each Seller, and each Seller agrees to sell to Buyer, for the consideration set forth below, the number of shares of common stock of FFS (the "FFS Shares") listed beside such Seller's name in Exhibit A hereto, which totals forty thousand (40,000) shares and represents eighty (80%) percent of all of the issued and outstanding shares of FFS.

                  (b) t. In consideration for the FFS Shares, Buyer shall issue to Sellers an aggregate amount of fifteen million (15,000,000) shares (the "Buyer Shares") of common stock of Buyer.

                  (c) Escrow. The parties agree to place all Buyer shares and FFS shares to be exchanged pursuant to this Agreement with a mutually agreed upon escrow agent ("Escrow Agent") until December 15, 2002, unless the parties rescind this Agreement prior to December 15, 2002, pursuant to section 9(b) of this Agreement.

                  2.       Closing; .

                  (a) . The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Sellers' counsel in Salt Lake City, Utah, at 10:00 a.m. local time on August 7, 2002, or such other date as the Buyer and the Sellers may mutually determine (the "Closing Date").

                  (b) . At Closing, each Seller shall deliver to Escrow Agent certificates evidencing the FFS Shares, each certificate endorsed in blank, together with all necessary stock powers and otherwise in proper form for transfer. Buyer shall not be obligated to purchase any of the FFS Shares unless all the FFS Shares are delivered at Closing. In the event that the certificates representing the FFS Shares include shares of FFS to be retained by the Sellers, then FFS shall deliver new certificates to the Escrow Agent representing the shares retained by the Sellers.

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                  (c)      .  At Closing, Buyer shall deliver to Escrow Agent a
         certificate representing the Buyer Shares in number proportionate to each Seller's ownership of FFS Shares immediately prior to Closing.

                  (d) . This Agreement contemplates a tax-free exchange of stock in a re-organization pursuant to Internal Revenue Code ss. 368(a)(1)(B).

         3.       .  Each Seller individually
represents and warrants to Buyer, with respect to him/herself, that the following statements are true, correct and complete as of the date hereof:

                  (a) . Such Seller owns, beneficially and of record, the number of FFS Shares shown beside such Seller's name in Exhibit A hereto, free and clear of any lien, security interest, pledge, claim, demand or encumbrance or restriction of any kind or character whatsoever, and the FFS Shares represent 80% of the issued and outstanding shares of capital stock and equity securities of FFS. All FFS Shares are duly authorized, validly issued, fully paid and non-assessable and have, in the hands of the Sellers, and will have in the hands of Buyer, all the rights, privileges and preferences ordinarily accorded to owners of the FFS Shares.

                  (b) . Such Seller now has and will have, at the Closing, full power, authority and legal right to sell such Seller's FFS Shares to Buyer pursuant to this Agreement. This Agreement has been duly and validly authorized, executed and delivered by, and is the valid and binding obligation of such Seller, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium, arrangement, preference, fraudulent conveyance or other similar laws and regulations now or hereafter in effect relating to or limiting creditors' rights generally or the enforcement of specific rights provided for in agreements, general principles of equity and/or the discretion of the court governing or limiting the availability of specific performance, injunctive relief and other equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law), and the application of principles of public policy underlying any such laws and regulations.

                  (c) . The consummation of the transactions contemplated hereby will be in compliance with all applicable laws, rules, regulations and requirements of all Federal, state and local governmental authorities without the necessity for any license or permit or other action or permission in the nature thereof, or any registration with, or consent of, any such governmental authority as such affect the obligations of Sellers to this transaction.

                  (d) . There are no suits or proceedings at law or in equity, or before or by any governmental agency or arbitrator, pending, or to the knowledge of such Seller, threatened, anticipated or contemplated, which in any way affect the consummation of the transactions contemplated hereby or, if valid, would constitute or result in a material breach of any representation, warranty or agreement of such Seller set forth herein.

                  (e) . Such Seller is not bankrupt or insolvent and has not assigned Seller's estate for the benefit of creditors, entered into any arrangement with creditors, and does not have any present intention to file a petition in bankruptcy, to assign Seller's estate for the benefit of creditors, or to enter into any arrangement with creditors. Such Seller has no knowledge of any basis for the filing by any other person of an involuntary petition in bankruptcy with respect to Seller or FFS.

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





                  (f) . Such Seller is acquiring the Buyer Shares for Seller's own account and not as a fiduciary for any other person. Such Seller is acquiring the Buyer Shares for investment purposes only and not with a view to or for the transfer, assignment, resale, or distribution thereof, in whole or in part. Such Seller understands the meaning and legal consequences of the foregoing representations and warranties.

                  (g) Such Seller understands that the Buyer Shares have not been registered under the Securities Act, nor pursuant to the provisions of the securities or other laws of any applicable jurisdictions. Such Seller further understands that the Buyer Shares cannot be sold, assigned, pledged, transformed or otherwise disposed of unless such Shares are registered or an exemption from registration is available, and that the Buyer Shares will bear a restrictive legend to that effect.

                  (h) . Such Seller has not made any material misstatement of fact or omitted to state any material fact necessary or desirable to make complete, accurate and not misleading every representation, warranty and agreement set forth herein.

                  4.       .  Sellers represents and
         warrant to Buyer, jointly and severally, that the following statements concerning the affairs of FFS are true, correct and complete as of the date hereof:

                  (a)      .  FFS is duly organized, validly
         existing and in good standing under the laws of the State of Utah and is authorized and qualified to own and operate its properties and assets and conduct its business in all jurisdictions where such properties and assets are owned and operated and such business is conducted. FFS has duly filed any and all certificates and reports required to be filed to date by the laws of Utah and any other applicable law. FFS has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which would have a material adverse effect on the business, properties, or financial condition ("Material Adverse Effect") on FFS. FFS is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

                  (b) . As of the date of Closing, the authorized capital stock of FFS consists of fifty thousand (50,000) shares of common stock, no par value, all of which shares are issued and outstanding. All of the outstanding shares of common stock of FFS were duly authorized and validly issued and are fully paid and non-assessable. FFS has no treasury shares. There are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other rights, agreements or arrangements of any character or nature whatsoever relating to the issuance of FFS common stock or other securities. No holder of any FFS security is entitled to any preemptive or similar rights to purchase any FFS securities.

 (c) . FFS has no subsidiaries and no other investment in any entity. FFS is not a participant in any joint venture, partnership or other similar arrangement.

 (d) . The stock transfer books and stock ledgers of FFS are in good order, complete, accurate and up to date, and with all necessary signatures, and set forth all stock and securities issued, transferred and surrendered.


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




          (e) . The minute books and other corporate record books of FFS are in good order, substantially complete, accurate, up to date, with all necessary signatures and set forth all meetings and actions taken by the stockholders and directors, including all actions set forth in all certificates of votes of stockholders or directors furnished to anyone at any time. The copies of FFS' Articles of Incorporation and Bylaws, which have been delivered to Buyer, are complete and correct, as amended, to the date of execution of this Agreement.

          (f) . FFS is not in default under or in violation of any provisions of their corporate organizational documents or any restriction, lien, encumbrance, indenture, contract, lease, sublease, loan agreement, note or other obligation or liability relating to their business, the impact of which would have a Material Adverse Effect on FFS.

          (g) . Neither the execution and delivery of this Agreement nor consummation of the transactions contemplated hereby will conflict with or result in a breach of or constitute a default under any provision of the Articles of Incorporation or Bylaws of FFS or any law, rule, regulation, judgment, decree, order or other such requirement, or under any material restriction, lien, encumbrance, indenture, contract, lease, sublease, loan agreement, note or other material obligation or liability to which FFS is a party or by which it is bound, or to which its assets are subject, or result in the creation of any lien or encumbrance upon such assets, the impact of which would have a Material Adverse Effect on FFS.

          (h) . The execution, delivery and performance of this Agreement by Sellers and the consummation of the transactions contemplated hereby do not require FFS or Sellers to obtain any consent, approval or action of, or make any filing with or give notice to any corporation, person or firm or any public, governmental or judicial authority except: (i) such as have been duly obtained or made, as the case may be, and are in full force and effect on the date hereof, (ii) those which the failure to obtain or make would have no Material Adverse Effect on the transactions contemplated hereby or on FFS, and (iii) any filings required under the Securities Act, or any applicable state securities laws.

          (i) . To Sellers' knowledge, none of the directors, officers, fiduciaries, agents or employees of FFS is in material violation of any applicable law, rule, regulation or requirement of any governmental authority in any way relating to the business of FFS. Consummation of the transactions contemplated hereby will not violate laws, rules, regulations or requirements applicable to FFS of any governmental authorities, nor will consummation of such transactions require any license or permit or other action or permission in the nature thereof, or any registration with, or consent of, any governmental authority, the violation or lack of which would have a Material Adverse Effect on FFS.

          (j) . The unaudited financial statements of FFS's predecessor for the period ending December 31, 2001, and for FFS for the period ending June 30, 2002 (collectively the "Financial Statements"), shall be provided to Buyer within seventy-five (75) days following closing and shall be correct and complete and fairly present in all material respects the financial condition and the results of operations, changes in stockholders' equity, and cash flow of FFS as of the dates described therein, all in accordance with generally accepted accounting principles consistently applied. The books and records of FFS are complete in all material respects.

 (k) . Unless under Five Thousand  Dollars  ($5,000),  or except as set forth in
Schedule 4(k) (which shall be provided to Buyer within thirty (30) days from the

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         date of closing), the properties and assets presently owned by FFS and shown on the respective books and records include all properties and assets of every kind, class and description, real and personal, tangible and intangible, used in the business of FFS and necessary to the conduct of its business as presently conducted. FFS has good and indefeasible title to and possession of all such known properties and assets, free and clear of all liens, claims, security interests, encumbrances, restrictions and rights, title and interests in others, and there are no existing agreements, options or commitments or rights with, to or in any third party to acquire any of the properties or assets of FFS or any interest therein, except for those entered into in the ordinary course of business and the existence of which would have a Material Adverse Effect on FFS. The assets of FFS on the Closing date shall include all of the assets described herein above or otherwise reflected on the Financial Statements, adjusted only for inventory and other assets acquired or disposed of in the ordinary course of business after December 31, 2001, and before the Closing Date.

                  (l) . FFS enjoys exclusive, peaceful and undisturbed possession under all equipment, real property, personal property, or other leases to which it, or James Cunningham doing business as FFS, is a party. All such leases are identified in the books and schedules of FFS, are valid and enforceable against FFS in accordance with their terms, and no party thereto is in default there under.

                  (m) . FFS (or James Cunningham d.b.a. FFS) owns all copyrights, rights of reproduction, trademarks, trade names, trademark applications, and service marks necessary to the operation of its business, or to Sellers' knowledge, FFS has full rights of use for all unregistered trademarks and service marks in connection with the goods and services identified by such marks and the use of such marks in connection with its goods and services does not infringe on any third party rights in any market area where FFS has conducted business. FFS also owns or has acquired by license or otherwise all business strategies, plans, methods, practices, processes, systems, products, projects, improvements, developments, know-how, and trade secrets which are used in or necessary for the conduct of its business as presently conducted (collectively the "Proprietary Rights"), without conflict or infringement in any material respect of any patent, copyright, trade secret or other lawful proprietary right of any other party, and subject to no restriction, lien, encumbrance, right, title or interest in others, and no claim is pending or, to Sellers' knowledge, threatened to the effect that the operations of FFS infringe upon or conflict with the asserted rights of any other person under any Proprietary Right, and to Sellers' knowledge, there is no reasonable basis for any such claim (whether or not pending or threatened).

                  (n) . Except as disclosed on Schedule 4(n) (which shall be provided to Buyer within thirty (30) days from the date of closing), or as reflected in the Financial Statements for the periods such were in effect, FFS (or James Cunningham d.b.a. FFS) has no material obligations, contracts, commitments and agreements, whether oral or written, to which FFS is a party or by which any of its assets are bound that are in existence as of the date hereof and are material to FFS or the operation of its business (the "Material Contracts"). As used in this Agreement, the term "Material Contracts" shall include, but not be limited to, whether oral or written, all (i) contracts or commitments entered into out of the ordinary course of business; (ii) bonus, incentive compensation, pension, profit sharing, stock option, group insurance, medical reimbursement or employee welfare or benefit plans of any nature whatsoever; (iii) marketing agreements; (iv) leases, contracts, or commitments affecting ownership of, title to, use of or any interest in real property, or any leases or similar arrangements for use by FFS of personal property involving payments in excess of $10,000 per annum; (v) bank credit, factoring and loan agreements, promissory notes and other documents representing indebtedness for borrowed money, together with any other agreements or instruments securing or otherwise pertaining to the

                                    Page -5-
         obligations evidenced thereby; (vi) guarantees by FFS of the obligations of any other person; and (vii) covenants not to compete given or received by FFS, any shareholders of FFS which in any way related to the business of FFS. All Material Contracts have or will be assigned to FFS on or before Closing. Specifically excluded as assets or material contracts of FFS are all of James Cunningham's wholesale commission agreements with third parties.

                  (o) There are no material liabilities or obligations of FFS, including, without limitation, contingent liabilities for the performance of any obligation, except for (i) liabilities or obligations which are disclosed or fully provided for in the Financial Statements, (ii) liabilities or obligations disclosed in this Agreement or in any exhibit or schedule to this Agreement, and (iii) other liabilities not in excess of $5,000 individually or $25,000 in the aggregate.

                  (p) . Except as disclosed on Schedule 4(n) (which shall be provided to Buyer within thirty (30) days from the date of closing), there are no suits or proceedings at law or in equity, or before or by any governmental agency or arbitrator of which a Seller has received notice, pending, or to Sellers' knowledge, threatened, anticipated or contemplated, which, if decided against FFS, would have a Material Adverse Effect on FFS, and there are no unsatisfied or outstanding judgments, orders, decrees or stipulations which in any way affect FFS or its properties or assets or to which it is or may become a party. There are no claims against FFS of which a Seller or FFS has received notice, pending, or to Sellers' knowledge, threatened, anticipated, or contemplated which, if valid, would constitute or result in a breach of any representation, warranty or agreement set forth herein.

                  (q) . (i) FFS has duly filed all United States federal, state, local and other tax returns and reports required to be filed by FFS on or prior to the date hereof with respect to all taxes withheld by or imposed upon it or them; (ii) all such returns or reports reflect in all material respects the liability for such taxes of FFS as computed therein for the periods indicated, and all taxes shown on such returns or reports and all assessments received by FFS have been paid, or fully reserved for, to the extent that such taxes have become due; (iii) there are no waivers or agreements by FFS for the extension of time for the assessment of such taxes; and (iv) there are no material questions of taxation which are, as at the date hereof, the subject of dispute with any taxing authority. FFS is not presently the subject of any tax audit by any taxing authority.

                  (r)      .  Sellers have not made any material
         misstatement of fact or omitted to state any material fact necessary or desirable to make complete, accurate and not misleading the representations, warranties and agreements set forth herein, or in any Exhibit hereto or certificate or other document furnished in connection herewith.

                  5.       .   Buyer
         represents and warrants to and agrees with the Sellers that the following statements concerning the affairs of Buyer are true, correct and complete as of the date hereof:

                  (a) . Buyer is a corporation duly organized, validly existing, and in good standing in the State of Delaware and is qualified to do business and is in good standing in Utah and each other state where the nature of its business so requires it to be qualified. Buyer is duly authorized and has all requisite power to execute and deliver this Agreement and the other documents to be delivered pursuant to this Agreement, perform the covenants on their part herein and therein contained and consummate the transactions contemplated hereby and thereby. Buyer is not subject to any Agreement, law, judgment or decree which would

                                    Page -6-
         prohibit, or be violated with or without the giving of notice or the passage of time by the execution, delivery and performance of this Agreement or any other document to be delivered by Buyer pursuant to this Agreement, nor does the execution, delivery and performance thereof by Buyer require the consent, waiver, approval, license or authorization of any person or public authority, other than previously obtained or as will be obtained prior to Closing. This Agreement and the other documents to be delivered by Buyer pursuant to this Agreement will each constitute the valid and binding obligations of Buyer as of Closing, enforceable in accordance with their respective terms.

                  (b) . Buyer has not received any notice from any federal, state or local governmental authority that the Buyer's business, and the premises where the business is located, as currently operated, do not comply, in all material respects, with any applicable codes, laws, ordinances, rules, and regulations (including, but not limited to such as relate to employment discrimination, hazardous substances, OSHA and fair labor practices), and no proceedings in respect thereto are pending or, to the knowledge of Buyer, threatened, anticipated or contemplated. Buyer has all permits and licenses necessary for the current operation of its business. As used herein, "to the knowledge of Buyer" shall mean to the actual knowledge of the officers and directors of Buyer and of John Chapman, the principal shareholder of Buyer.

                  (c) . There are no judgments, nor any litigation proceedings pending or complaints received, or to the knowledge of Buyer, any complaints received or litigation proceedings threatened, anticipated or contemplated, against or relating to Buyer, which would have a Material Adverse Effect on Buyer's ability to perform its obligations under this Agreement or operate or allow the operation of the business of FFS as an independent entity following Closing.

                  (d) . The contracts listed on Exhibit B hereto constitute all material contracts to which Buyer is a party or expects to become a party within the next ninety days following the Closing, and are or shall be in full force and effect, and except as set forth on such Exhibit B, neither Buyer nor the other parties thereto are in default, nor has any event occurred, to Buyer's knowledge, that with the passage of time or giving of notice, or both, would constitute a default.

                  (e) . Buyer has conducted its business only in the ordinary course consistent with past practices since April 16, 2002.

                  (f) . The authorized capital stock of Buyer consists of: (i) two hundred million (200,000,000) shares of Common Stock, par value $0.001, of which 35,494,656 shares are issued and outstanding immediately prior to Closing; and (ii) 2,000,000 shares of Preferred Stock, of which there are no shares issued and outstanding. All of the outstanding shares of Common Stock of Buyer immediately prior to Closing and the Buyer Shares issued at Closing were duly authorized and validly issued are fully paid and non-assessable, and were issued in accordance with applicable Federal and state securities laws. There are no outstanding subscriptions, warrants, options, convertible securities or other agreements or rights of any kind to purchase or otherwise receive or be issued, or securities or obligations of any kind convertible into, any shares of capital stock of Buyer except as provided in Exhibit C ("Other Share Issuances"). Exhibit C lists the shares of Common Stock outstanding or reserved for issuance as of the date hereof and as of immediately after the Closing and the names of record owners thereof (non-control person holders of registered securities to be combined for purposes of

                                    Page -7-

         Exhibit C as a single shareholder). There are no shares subject to issuance pursuant to warrants or any employee stock option plan.

                  (g) . Buyer has no subsidiaries and no other investment in any person or entity. Buyer is not a participant in a joint venture, partnership or other similar arrangement except as otherwise provided in Exhibit D.

                  (h) . Based on the representations and warranties of Sellers herein, the offer and sale of the Stock constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended.

                  (i) . Attached as Exhibit E to this Agreement are the Annual Reports of Buyer on its Forms 10-KSB for the periods ended December 31, 2000 and December 31, 2001, and the quarterly statement for the quarter ending March 31, 2002, together with notes thereto (the "Financial Statements"). The Financial Statements (i) were prepared in accordance with the books and records of Buyer; (ii) were prepared in accordance with GAAP, consistently applied, and all applicable regulations of the Securities and Exchange Commission; (iii) reflect all necessary adjustments and accruals and otherwise fairly present Buyer's financial condition and the results of its operations at the relevant dates thereof and for the periods covered thereby in accordance with GAAP. Any additional unaudited financial statements of Buyer delivered to Sellers have been or will have been prepared in accordance with GAAP applied on a consistent basis and will contain all adjustments necessary for a fair presentation.

                  (j) . Buyer is required to file reports pursuant to Section 13 of the Securities Act of 1933, and since December 31, 2000, has filed all such reports, including, but not limited to, all reports required to be filed on Forms 10-K, 10-Q and 8-K, and has heretofore provided to FFS complete and correct copies of all such reports. Such reports were prepared in accordance with all applicable regulations of the Securities and Exchange Commission and contain all information required to be reported therein and such reports, and the information contained therein, are accurate in all material respects.

                  (k) . Since March 31, 2002, and continuing to the Closing, there has not been any material adverse change in the condition (financial or otherwise), assets, liabilities (whether absolute, accrued, contingent or otherwise), business or prospects of the business of Buyer, which is not reflected in the Financial Statements which has had or may have a material and adverse effect on the condition (financial or otherwise), assets, properties, business or prospects of Buyer, except as provided in Exhibit F.

                  (l) . Except as and to the extent specifically reflected or reserved against the Financial Statements, Buyer has no liabilities or obligations, whether absolute, accrued, contingent or otherwise, whether due or to become due (including, without limitation, any liability for taxes).

                  (m) . No statement herein or other information delivered herewith by or on behalf of Buyer in connection with this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact known to Buyer or its agents necessary to make the statements contained herein or therein not misleading as of the date hereof.


                                    Page -8-

                  (n) . Buyer has made available to Seller copies of all documents, including without limitation all agreements, contracts, commitments, insurance policies, leases, plans, instruments, undertakings, authorizations, permits and licenses, referred to herein. Such copies are true and complete and include all amendments, supplements and modifications thereto or waivers currently in effect there under.

                  (o) . Buyer is acquiring the FFS Shares for its own account for investment purposes and not with a view to or in connection with, any distribution thereof within the meaning of the Securities Act.

                  (p) . The Buyer Shares distributed to Sellers will be duly authorized, validly issued, fully paid and non-assessable, will not have been issued in violation of the preemptive rights of any shareholder, will be identical to all other shares of Buyer's Common Stock, and, in the hands of Sellers, will have all the rights, privileges and preferences accorded to all other holders of shares of Common Stock.

                  (q)      .  Buyer agrees to operate FFS as a
         separate, independent operating subsidiary of Buyer. Buyer has full right, power and authority to execute and deliver this Agreement.

                  (r) . The execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby do not require Buyer to obtain any consent, approval or action of, or make any filing with or give notice to any corporation, person or firm or any public, governmental or judicial authority except: (i) such as have been duly obtained or made, as the case may be, and are in full force and effect on the date hereof, or
         (ii) those which the failure to obtain or make would not have a material adverse effect on the transactions contemplated hereby or on Buyer's business.

         6.       .

          (a) . The obligation of Buyer to consummate this Agreement is subject to the satisfaction at the Closing, or waiver by Buyer in writing, of each of the following conditions:

     (i) All the Sellers shall have executed this Agreement and received and approved all Exhibit and Schedules hereto;

        (ii) Sellers shall have delivered to Escrow Agent the FFS Shares;

               (iii) Buyer, Seller and FFS shall be in compliance
             with all applicable laws, including without limitation,
                        federal and state security laws;

               (iv) No action or proceeding against FFS shall have
          been instituted before a court or other governmental body, or shall have been threatened which, if successful, will prohibit the consummation or require substantial rescission of the
                  transactions contemplated by this Agreement;

    (v) There shall have been no material change in the financial condition, business or properties of FFS which adversely affects the conduct of its business as

                                    Page -9-
                  presently being conducted or the condition, financial or otherwise, of FFS and no additional substantial liabilities of FFS shall have been incurred except as noted herein;

                           (vi) Buyer, Seller, and FFS shall have taken all
                  corporate and shareholder action necessary to authorize and consummate the transactions contemplated by this Agreement;

                           (vii) Buyer and Sellers shall have received
                  assurances satisfactory to each regarding the tax, accounting and legal aspects of the proposed transaction;

                           (viii) Sellers and FFS shall have executed that
                  certain Shareholder Agreement attached hereto as Exhibit G (the "FFS Shareholder Agreement");

                           (ix) FFS and James Cunningham shall have executed
                  that certain Employment Agreement attached hereto as Exhibit H (the "Employment Contract");

                           (x) The representations and warranties of the Sellers
                  contained in this Agreement or in any certificate or document delivered to Buyer pursuant hereto shall be deemed to have been made on the date of this Agreement and again at the Closing and shall then be true in all material respects; Sellers shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing; Sellers shall not be in default under any of the provisions of this Agreement.

                           (xi) Sellers shall have executed and delivered such
                  other documents, instruments, certificates or agreements as shall be reasonably necessary to consummate this transaction.

         (b) . The obligation of Sellers to consummate this Agreement is subject to the satisfaction at the Closing, or waiver by Sellers in writing, of each of the followingconditions:

(i) Buyer shall have executed this Agreement and received and approved copies of all Exhibits and Schedules hereto;

(ii) Buyer and FFS shall have executed the FFS Shareholder Agreement. Buyer shall have delivered to Escrow Agent the Buyer Shares;

(iii) Buyer and FFS shall have executed the Employment Contract;

(iv) Buyer, Sellers and FFS shall be in compliance with all applicable laws, including without limitation, federal and state security laws;

(v) No action or proceeding against Buyer shall have been instituted before a court or other governmental body, or shall have been threatened which, if successful, will prohibit the consummation or require substantial rescission of the transactions contemplated by this Agreement;

(vi) Except as otherwise disclosed in Exhibit F, there shall have been no material change in the financial condition, capitalization, business or properties of Buyer

                                    Page -10-
                  which adversely affects Sellers' relative ownership rights in Buyer following Closing, the conduct of its business as presently being conducted, or the condition, financial or otherwise, of Buyer and no additional substantial liabilities of Buyer shall have been incurred except as noted herein;

                           (vii) Buyer, Seller, and FFS shall have taken all
                  corporate and shareholder action necessary to authorize and consummate the transactions contemplated by this Agreement;

                           (viii) Buyer and Seller shall have received
                  assurances satisfactory to each regarding the tax, accounting and legal aspects of the proposed transaction;

                           (ix) The representations and warranties of Buyer
                  contained in this Agreement shall be deemed to have been made on the date of this Agreement and again at the Closing and shall then be true in all material respects; Buyer shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing; and

                           (x) Buyer shall have executed and delivered such
                  other documents, instruments, certificates or agreements and shall have taken such other actions as, in the opinion of legal counsel to Buyer and Sellers, shall be reasonably necessary to consummate this transaction.

                                      7. .

                  (a)      .  All of the representations and
         warranties of the Parties contained in this Agreement shall survive the Closing hereunder (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty or covenant at the time of Closing) and continue in full force and effect forever thereafter for a period of one (1) year (subject to any applicable statutes of limitations).

                  (b)      .  In the event any of the
         Sellers breaches (or in the event any third party alleges facts that, if true, would mean any of the Sellers have breached) any of their representations, warranties, and covenants contained herein, then each of the Sellers, jointly and severally, agrees to indemnify the Buyer from and against the entirety of any all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, obligations, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses ("Adverse Consequences") the Buyer shall suffer caused by the breach (or the alleged breach); provided, that any such claim for indemnification must be made by the Buyer against the Sellers before the expiration of the one-year period beginning on the Closing Date.

                  (c)      .  In the event the Buyer
         breaches (or in the event any third party alleges facts that, if true, would mean the Buyer has breached) any of its representations, warranties, and covenants contained herein, then the Buyer agrees to indemnify each of the Sellers from and against the entirety of any Adverse Consequences the Seller shall suffer caused by the breach (or the alleged breach); provided, that any such claim for indemnification must be made by the Seller against the Buyer before the expiration of the one- year period beginning on the Closing Date.

                                    Page -11-

                  (d)      .

(i) If any third party shall
                  notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 7, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

(ii) Any Indemnifying Part
                  will have the right to defend the Indemnified
                  Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as
                  (A) the Indemnifying Party notifies the Indemnified Party in writing within 20 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, subject to the terms of this Section 7, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder,
                  (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

(iii) So long as the Indemnifying
                  Party is conducting the defense of the Third
                  Party Claim in accordance with Section 7(d)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

(iv) In the event any of the
                  conditions in Section 7(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the reasonable costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 6.


                                    Page -12-

                  (e)      .  The parties shall make appropriate
         adjustments for tax benefits and insurance coverage in determining Adverse Consequences for the purpose of this Section 7.

                  (f) . Notwithstanding the foregoing to the contrary, any claims of indemnification in this Section 7 shall be limited as follows: (i) in the event that the aggregate amount of all indemnification obligations of an Indemnifying Party is less than $5,000, the Indemnified Party shall not make any claim for indemnification against the Indemnifying Party hereunder; and (ii) the aggregate amount of any indemnification obligation hereunder shall not exceed $2,000,000.

                  (g)      .  The indemnification rights of the
         parties under this Section 7 are the sole remedy for a breach of the representations and warranties hereunder, but are independent of and in addition to the rights and remedies as the parties may have at law or in equity or otherwise for any failure to fulfill any agreement or covenant under any other section of this Agreement, including, but not limited to, Sections 8, 9, 10 and 11 hereunder, on the part of any party hereto, including without limitation the right to seek specific performance, none of which rights or remedies shall be affected or diminished hereby.

                  8.       .

                  (a) . Each of the parties acknowledge that certain information of a confidential or secret nature that relates to the business of FFS or to the business of any affiliate, customer, or vendor of FFS ("Proprietary Information") may be, or may have been disclosed to the parties hereto. Such Proprietary Information includes, but is not limited to, any information regarding marketing plans, product plans, business strategies, financial information, forecasts, personnel information, customer lists, software, hardware, processes, formulas, development or experimental work, work in process, business, trade secrets, or any other secret or confidential matter relating to the products, projects, programs, sales, customer lists, price lists, or data, or business of FFS which is not generally known to the public. Each Party agrees that it will keep all such Proprietary Information in confidence and trust, and will not use or disclose any of such Proprietary Information without the prior written consent of FFS, except as may be necessary to perform any duties it may have with respect to FFS or may now or hereafter have as an employee of FFS.

                  (b) . Buyer and each Seller agrees not to disclose to any person or entity, without the prior written consent of the other, any of the terms of this Agreement at any time prior to Closing and for a period of ninety (90) days thereafter, except as may be necessary for the performance of their obligations hereunder or the operation of FFS in the ordinary course of business. FFS and Buyer shall jointly disclose and publicize this transaction in a press release as and when agreed upon between them or as required by law.

                  9.       .

                  (a) . Buyer shall provide to FFS on a best efforts basis, as provided in the FFS Shareholder Agreement, an operating loan of $2,600,000 secured by a promissory note from FFS providing for the repayment thereof plus any costs of the loan, over five years in equal quarterly installments at twelve (12%) percent per annum interest. The note shall be secured by 75% of the Buyer Shares received by Sellers hereunder as evidenced by a stock pledge agreement.


                                    Page -13-

                  (b) . Each party shall have to option to rescind this Agreement and the Employment Contract and the FFS Shareholder Agreement, both of which are integral hereto, on or before December 15, 2002 by giving the non rescinding party ten (10) days prior written notice thereof. If either parties exercise their right to rescind this Agreement, all shares of stock held in escrow shall be returned to the appropriate tendering party.

                  (c) . The Board of Directors of Buyer consists of two (2) members. Immediately at Closing, the size of the Board of Directors of Buyer shall be set at not less than three (3), and Buyer shall appoint James Cunningham to the Board, and he shall serve as a member of the Board for the term of his Employment Contract.

                  (d) . Each of the Sellers warrants and agrees that, from time to time, that they will execute such minutes of meetings or other instruments and take whatever actions as shall be reasonably necessary or desirable to effect, or to carry out the intent and purposes of, the transactions contemplated hereby.

         10.      .

                  (a) . This Agreement may be terminated by Buyer or Sellers at any time prior to the Closing upon written notice to the other parties:

                           (i) If the representations, warranties and agreements
                  or conditions of this Agreement to be complied with or performed by FFS or the Sellers (in the case of Buyer) or Buyer (in the case of Sellers) on or before the Closing shall not have then been complied with or performed in some material respect and such material noncompliance or nonperformance shall not have been waived by the party giving notice of termination or shall not have been cured by the defaulting party, or cure thereof commenced and diligently prosecuted thereafter by such party within three (3) business days after written notice of such material noncompliance or nonperformance is given by the non-defaulting party;

 (ii) If any governmental action is commenced to prevent the consummation of the transactions contemplated hereby;

                           (iii)    By mutual written agreement of the parties;

                           (iv) Either Buyer or Sellers has not received
                  assurances to its/their satisfaction of tax, accounting and legal aspects of the proposed transaction.

                           (v) If the Closing has not occurred by August 31,
                  2002, or been extended prior thereto by the mutual written agreement of the parties.

                  (b) . Any representations, warranties, agreements or conditions of this Agreement may be waived at any time by the party entitled to the benefit thereof by action taken and evidenced by a written waiver executed by any such party.

                  11.      .

                                    Page -14-

                  (a) . Any claim, dispute, or controversy between the parties arising in connection with or relating to this Agreement or the making, performance or interpretation thereof shall, if not settled by negotiation, be submitted to non-binding mediation under the Commercial Mediation Rules of the American Arbitration Association then in effect. Any demand for mediation shall be made in writing and served upon the other party in the same manner as otherwise provided for notice in this Agreement. The demand shall set forth with reasonable specificity the basis of the dispute and the performance or relief sought. The parties shall, within thirty (30) days of receipt of a demand to mediate, confer and select a mediator. The mediation shall take place at a time and location in Salt Lake City, Utah mutually agreeable to the parties and the mediator, but not later than sixty (60) days after a demand for mediation is received.

                  (b) . All disputes under this Agreement shall be settled by arbitration in Salt Lake City, Utah pursuant to the rules of the American Arbitration Association. Arbitration may be commenced at any time by any party hereto giving written notice to each other party to a dispute that such dispute has been referred to arbitration under this Agreement. The arbitrator(s) shall be selected by the joint agreement of Seller and Buyer, but if they do not so agree within twenty (20) days after the date of the notice referred to above, the selection shall be made pursuant to the rules from the panels of arbitrators maintained by such Association. Any award rendered by the arbitrator shall be conclusive and binding upon the parties hereto; provided, however, that any such award shall be accompanied by a written opinion of the arbitrator giving the reasons for the award. This provision for arbitration shall be specifically enforceable by the parties and the decision of the arbitrator in accordance herewith shall be final and binding and there shall be no right of appeal there from. Each party shall pay its own expenses of arbitration and the expenses of the arbitrator shall be equally shared; provided, however, that if in the opinion of the arbitrator any claim or any defense or objection thereto was unreasonable, the arbitrator may assess, as part of his award, all or any part of the arbitration expenses of the other party (including reasonable attorneys' fees) and of the arbitrator against the party raising such unreasonable claim, defense or objection. Nothing contained in this paragraph shall prevent the parties from settling any dispute by mutual agreement at any time.

                  12.      .

                  (a)In any action, arbitration or proceeding arising out of or related to this Agreement, the prevailing party shall be entitled to its reasonable attorney fees and related costs, including fees and costs incurred prior to formal initiation of an action or proceeding, and including fees and costs incurred for collecting or attempting to collect any judgment or award.

                  (b) . Each of the parties hereto represents and warrants that it has dealt with no broker or finder in connection with any of the transactions contemplated by this Agreement. In the event that any finder's fee or broker's commission shall become payable by any party hereto as a result of another party's actions which constitute a misrepresentation or breach of warranty under this Section 12(b), such fee and commission shall be the sole and exclusive responsibility and liability of such breaching party with no right of contribution and the breaching party shall indemnify, defend and hold all other parties harmless in respect of all claims, losses, expenses and obligations (including reasonable attorneys' fees) to the extent that the same arise or result from such finder's fee or broker's commission.

                  (c) . Each of the parties hereto will bear its own legal fees and other expenses in connection with the transactions contemplated by this Agreement.

                                    Page -15-

                  (d) . Except as specified below, all parties agree that the representations, warranties and agreements contained in this Agreement shall survive and remain in full force and effect following the Closing for a period of one (1) year, or until the specific requirements of a particular representation warranty or agreement otherwise require.

                  (e) . If any term or provision of this Agreement, including the exhibits hereto, or the application thereof to any person, property or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Agreement, including the exhibits or the application of such term or provision to persons, property or circumstances other than those as to which it is invalid and unenforceable, shall not be affected thereby, and each term and provision of this Agreement and the exhibits shall be valid and enforced to the fullest extent permitted by law.

                  (f) . Any notices, requests or consents hereunder shall be deemed given, and any instrument delivered, two days after they have been mailed by first class mail, postage prepaid, or twelve hours after such notice has been sent by telecopier or straight telegram, telegraphic charges prepaid, or by facsimile if confirmed receipt, or upon receipt if delivered personally, as follows:

                  To Sellers:               Jodie and/or James Cunningham
                                            1835 East Vista Ridge Court
                               Draper, Utah 84020
                               Phone: 801-523-8424
                             Facsimile: 801-601-2997

                  To Buyer:                 Elocity Networks Corporation
                                            26 Blue Anchor Cay Road
                                            Coronado, California 90188
                                            Attn:  Sandra Jorgensen, President
                                            Phone:  801-301-8447
                                            Facsimile:  619-575-0755

         except that any of the foregoing may from time to time by written notice to the others designate another address which shall thereupon become its effective address for the purposes of this Section.

                  (g) . This Agreement, including the Related Agreements, exhibits, schedules and documents referred to herein which are a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and may be amended only by a written instrument executed by the Buyer, and by those of the Sellers who are affected by any proposed amendment, or their respective successors or assigns. There are no restrictions, promises, warranties, covenants, or undertakings other than those expressly set forth or referred to herein. Any section headings or table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Buyer acknowledges that no person is authorized by Sellers, or any of them, to have made any representation or warranty about any matter, fact or thing except as set forth in the documents referenced herein.

                  (h) . This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                                    Page -16-

                  (i) . This Agreement shall inure to the benefit of and be binding upon Sellers and Buyer and their respective successors, but shall not inure to the benefit of anyone other than the parties signing this Agreement and their respective successors.

               (j) This Agreement shall be governed by the laws of the State of Utah.

                  (k) All words or terms used in this Agreement, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. "Hereof," "herein," and "hereunder" and words of similar import shall be construed to refer to this Agreement as a whole, and not to any particular paragraph or provisions, unless expressly so stated.

                  (l) This Agreement shall not be assignable by any party without the prior written consent of all other parties hereto; provided, however, any Seller may assign for any purposes such Seller's right to receive consideration, provided such assignment is subject to any defenses of Buyer. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

                  (m) . Nothing herein expressed or implied is intended to confer upon any person, other than the parties hereto or their respective permitted assigns, successors, heirs and legal representatives, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                  (n) . Notwithstanding anything to the contrary contained herein, nothing contained herein shall be construed as creating a partnership or joint venture relationship between the parties hereto, and the parties hereto shall be deemed to have made any elections necessary under any applicable law, rule or regulation to prevent their being considered or deemed to be a partnership or joint venture.



                            [signature page follows]


                                    Page -17-

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                     BUYER:

                          ELOCITY NETWORKS CORPORATION
                             a Delaware corporation

                             By:/s/ Sandra Jorgensen
                         ------------------------------
                                Sandra Jorgensen
             -----------------------------------------------------


                              Its: CEO & Individual
                        --------------------------------



                                    SELLERS:

                              /s/ James Cunningham
                                -------------------

                                James Cunningham

                              /s/ Jodie Cunningham
                              --------------------

                                Jodie Cunningham





                                    Page -18-

                                ESCROW AGREEMENT

This Escrow Agreement is entered into this 5th day of August, 2002, pursuant to the provisions of a Stock Purchase Agreement of equal date herewith, and is by and between Elocity Networks Corporation ("Buyer" herein and in the Stock Purchase Agreement), Family Financial Solutions Inc. ("Seller" herein and in the Stock Purchase Agreement), Richard Surber Esq., Escrow Agent for Buyer ("Buyer's Agent" ), and John T. Benson Esq., Escrow Agent for Seller ("Sellers Agent").

Now therefore, pursuant to the terms of the Stock Purchase Agreement, the terms of which are incorporated herein by reference, the Parties agree as follows:

1. At the execution of the Stock Purchase Agreement, Buyer shall deliver Buyers Shares to Buyers Agent, and Seller shall deliver Seller's Shares to Seller's Agent (Buyers Shares and Sellers Shares collectively the "Escrowed Shares") the receipt by them of which, is hereby acknowledged.

2. Buyer's Agent and Seller's Agent shall hold in Escrow the Escrowed shares until the first to happen of the following events:

         a. A notice of cancellation of the Stock Purchase Agreement from either Buyer or Seller has been received by all parties, in which event, Buyer's Agent shall return Buyer's Shares to Buyer and Seller's Agent shall return Seller's Shares to Seller, whereupon, this Escrow Agreement shall terminate.

         b. Buyer and Seller, by written agreement, have instructed Buyer's Agent and Seller's Agent to distribute the Escrowed Shares, in which event Buyer's Agent shall deliver to Seller's Agent Buyer's Shares, and Seller's Agent shall deliver Seller's Shares to Buyer's Agent, whereupon this Escrow Agreement shall terminate; or

         c. If on December 15, 2002, neither Buyer nor Seller has notified the other of its intention to rescind the Stock Purchase Agreement, Buyer's Agent shall deliver the Buyer's Shares to Seller's Agent and Seller's Agent shall deliver Seller's Shares to Buyer's Agent, whereupon, this Escrow Agreement shall terminate.

3. Buyer agrees to indemnify and hold harmless Buyer's Agent and Seller agrees to indemnify and hold harmless Seller's Agent from and against any liability or damages to them from any claims arising out of the provisions of this Agreement.

Elocity Networks Corporation.        Family Financial Solutions, Inc.

By____/s/ Sandra Jorgensen_______             By _/s/ James Cunningham______
     Sandra Jorgensen                                 James Cunningham
Its_CEO__________________________             Its _CEO_______________________

Buyer's Agent                                 Seller's Agent

/s/ Richard Surber                                         /s/ John Benson
-----------------                                           ---------------
Richard Surber                                                 John Benson

                                    Page -19-

                                                     EXHIBIT A

                                          Shareholder list of FFS Shares

Shareholder                                 Total FFS Shares Owned              80% Shares Sold
------------------                          ----------------------              ---------------

Jodie Cunningham                                     49,995                           39,996
James Cunningham                                              5                            4
                                                      -------                            -------
         Total                                       50,000                           40,000





                                    Page -20-

                                    EXHIBIT B

                                 BUYER CONTRACTS




                                  SEE ATTACHED


                                    Page -21-

                                    EXHIBIT C

                             BUYER SHAREHOLDER LIST

                Shareholder list of Elocity Networks Corporation


                                  SEE ATTACHED

                                    Page -22-

                                    EXHIBIT D

                               BUYER SUBSIDIARIES


                                      NONE


                                    Page -23-

                                    EXHIBIT E

                           BUYER FINANCIAL STATEMENTS


                             SEEM FORMS 10K AND 10Q


                                    Page -24-

                                    EXHIBIT F

                            MATERIAL ADVERSE CHANGES



                                      NONE

                                    Page -25-

                                    EXHIBIT G

                            FFS SHAREHOLDER AGREEMENT

                             SHAREHOLDERS AGREEMENT

                        FAMILY FINANCIAL SOLUTIONS, INC.


         THIS AGREEMENT (the "Agreement") is entered into this5th day of August, 2002 by and among FAMILY FINANCIAL SOLUTIONS, INC., a Utah corporation (hereinafter the "Corporation"), and its shareholders: Elocity Networks Corporation, a Delaware corporation ("Elocity"), James Cunningham and Jodie Cunningham (together, the "Cunninghams," and referred to collectively with Diversified as "Shareholders" or individually as "Shareholder").

         WHEREAS, the Shareholders collectively own one hundred percent (100%) of the issued and outstanding shares of stock of the Corporation (the "Shares") as of the date of this Agreement;

 WHEREAS,   the  Shareholders  and  the  Corporation  desire  to  enter  into  a
Shareholders Agreement pursuant to UCA 16-10a-732, et seq. of the Utah Revised Business Corporation Act;

         NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein, it is agreed as follows:

         1. Integration of Agreements. The Parties hereto have also entered into a STOCK PURCHASE AGREEMENT, and EMPLOYMENT CONTRACT of equal date herewith (referred to collectively the "Other Agreements"), the terms of which are merged into this agreement and made a part hereof by reference.

         2. Sale/Transfer of Stock. As of the date of this Agreement, the Shareholders of the Corporation own Shares in the amounts indicated on the signature page hereof. Each Shareholder hereby specifically waives and releases any other right, title or interest that the Shareholder may have in the Corporation such that the Shares to be issued pursuant to this Agreement shall represent each Shareholder's entire equity interest in the Corporation. Each Shareholder represents that it holds its Shares in the Corporation in the amount and capacity set forth on the signature page hereof, free of encumbrance or adverse claim. The Shares shall be specifically subject to the restrictions and encumbrances imposed by this Agreement. This Agreement shall also apply to all Shares hereafter acquired by each of the Shareholders. Each of the certificates issued in accordance with the terms and conditions of this Shareholder's Agreement shall be subject to such restrictions and shall bear this restrictive endorsement:

                  THIS CERTIFICATE IS TRANSFERABLE, IN ALL INSTANCES, ONLY UPON COMPLIANCE WITH THE TERMS AND CONDITIONS OF THAT CERTAIN
         SHAREHOLDERS AGREEMENT DATED AUGUST 1,
         2002, BY AND BETWEEN FAMILY FINANCIAL SOLUTIONS, INC., AND CERTAIN SHAREHOLDERS, A COPY OF WHICH IS ON FILE FOR INSPECTION IN THE OFFICE OF THE SECRETARY OF FAMILY FINANCIAL SOLUTIONS, INC. ANY TRANSFER, CONVEYANCE OR SALE OF THE SHARES REPRESENTED BY THIS CERTIFICATE
         SHALL BE SUBJECT TO THE TERMS AND CONDITIONS OF THE SHAREHOLDERS

                                    Page -26-

         AGREEMENT, AND IF CONTRARY THERETO, WILL BE NULL AND VOID.

         3. Election of Directors. Each Shareholder agrees to vote all of its Shares, now owned or hereafter acquired or which such Shareholder may be empowered to vote and to take all necessary and desirable action within its control (whether as a shareholder, director, officer of the Corporation or otherwise, including without limitation attendance at meeting in person or by proxy for purpose of obtaining a quorum and execution of written consents in lieu of meetings), from time to time and at all times in whatever manner will be necessary to ensure that:

 (a) the authorized number of members of the Corporation's Board of Directors ("Board") will be maintained at three (3) directors.

 (b) any effort by any party to change the authorized number of directors of the Corporation from such number is opposed, and

 (c) in any and all elections of directors of the Corporation (whether at a meeting or by written consent in lieu of a meeting), the following persons will be elected to the Board:

 (i) one (1) nominee designated by Elocity (the "Elocity Designee") as such nominee will be set forth in writing to the other parties to this Agreement by Diversified. As of the date of this Agreement, the Diversified Designee will be
---------------------------.

 (ii) one (1) nominee designated by the Cunninghams (the "Cunningham Designee") as such nominee will be set forth in writing to the other parties to this Agreement by the Cunninghams. As of the date of this Agreement, the Cunningham Designee will be James Cunningham.

 (iii) one (1) nominee designated by mutual agreement of the Elocity Designee and the Cunningham Designee (the "Joint Designee"). As of the date of this Agreement, the Joint Designee will be ______.

 (iv) During such time as James Cunningham is a member of the Board, the Elocity Designee and the Joint Designee will vote for James Cunningham as Chairman of the Board.


         4. Removal of Directors. On all matters relating to the removal of directors of the Corporation, the Shares shall be voted to ensure that no director of the Corporation may be removed from the Board, with or without cause, except upon the prior authorization or request, by vote or written consent, of the following:

 (a) with respect to the removal of any director elected pursuant to Section 3(c)(i) hereof, the consent of Elocity;

 (b) with respect to the removal of any director elected pursuant to Section 3(c)(ii) hereof, the consent of the Cunninghams; and

 (c) with respect to the removal of the director elected pursuant to Section 3(c)(iii) hereof, the unanimous consent of the Shareholders.

                                    Page -27-

         5. Stock Restrictions. The parties agree that, notwithstanding any other agreement, statute or the operation of the common law, the following provisions relative to the transfer, sale and succession of all Shares of the Corporation shall apply to the Corporation itself, and to each of the Shareholders. No sale, transfer, redemption, or exchange of the Shares shall be valid unless made in compliance with the terms of this Agreement.

                  (a) Stock Transfers. Except for transfers which are made subject to the first rights of refusal as provided in paragraphs 5(b)-(f) below, or are Permitted Transfers as defined in paragraph 5(g) below, no Shareholder, without the express written consent of the Shareholders holding eighty-five (85%) percent of all shares held by all non-transferring Shareholders (which consent or approval may be granted or withheld in the sole and absolute discretion of the non-transferring Shareholder[s] ), shall assign, sell, mortgage, hypothecate, transfer, pledge, create a security interest, lien, encumber, give or otherwise dispose of the Shares, or any portion thereof, now owned or hereinafter acquired, during the term of this Agreement, in any manner other than as permitted pursuant to the terms and conditions of this Agreement, (hereinafter a "Conveyance"). The same restrictions shall apply to any involuntary conveyance, as a result of bankruptcy, levy, execution, death, divorce or any other action by the transferring shareholder, a trustee in bankruptcy, a creditor or former spouse of any Shareholder (also a "Conveyance"), and any action by a third party, creditor or former spouse shall be expressly subject to the restrictions imposed by this Agreement.

                  (b) Involuntary Conveyance. Whenever a Shareholder has any notice or knowledge of any attempted, impending or consummated involuntary transfer of or lien or charge upon any of his shares, whether by operation of law or otherwise, he shall give immediate written notice thereof to the Corporation and to the other Shareholders of the Corporation. Whenever the Corporation and the Shareholders have any other notice or knowledge of any such attempted, impending or consummated involuntary transfer, lien or charge, it shall give written notice to the Shareholder concerned. In either case, each of the Shareholders agrees to disclose forthwith to the Corporation, all pertinent information in its possession relating thereto. In the event any shares of the Corporation's capital stock is subjected to any such involuntary transfer, lien or charge, the Corporation shall at all times have the immediate and continuing option to purchase such shares upon notice by the Corporation to such Shareholder or other record holder, at the lien or charge release price thereof, and the shares so purchased shall in every case be free and clear of such conveyance, lien or charge.

                  (c) Third-Party Offer. Except as specifically prohibited by any provision in any of the Other Agreements, a Shareholder may make a voluntary Conveyance of Shares in compliance with the terms of this Agreement, provided the Shareholder (i) receives a bona fide offer to purchase the Shares of the Shareholder (and which the Shareholder desires to accept) from an independent third party on an arms-length basis, and (ii) complies with the procedures outlined in paragraphs 5(c)-(f) below.

                  (d) Right of First Refusal. In the event of a proposed transfer of Shares by a Shareholder (the "Transferring Shareholder"), pursuant to a third-party offer, the Corporation and/or the remaining Shareholders shall have the right to purchase the Shares of the Corporation subject to the Conveyance in the priority set forth below:

                           (i) the Corporation.

                                    Page -28-

                           (ii) the remaining Shareholder(s) of the corporation on a proportionate basis. The Transferring Shareholder shall promptly provide all Shareholders and the Corporation with written notice of the proposed Conveyance. The written notification shall specifically state the date, terms and conditions of the Conveyance, consideration to be paid, if any, and the name and address of the proposed recipient of the Shares. The Transferring Shareholder shall provide such other reasonable information regarding the Conveyance upon request of the Shareholders or the Corporation. The Corporation shall have twenty (20) days after the receipt of such notice to purchase any or all of the Shares pursuant to the terms and conditions of any third-party offer. Should the Corporation elect not to purchase all of the Shares subject to the conveyance, the Secretary of the Corporation shall send written notice of the proposed transfer to the remaining Shareholders. The remaining Shareholders shall have the right to agree to purchase all of such Shares on a pro rata basis, in proportion to their relative stock ownership in the Corporation, by giving written notice to the Transferring Shareholder and the Corporation within thirty (30) days after notice from the Secretary of the Corporation. If any remaining Shareholder elects not to purchase his or her pro rata share of the Transferring Shareholder's Shares, then the other remaining Shareholders shall have the right to purchase all of the Shares on a pro rata basis in proportion to their relative share ownership without regard to the share ownership of the remaining Shareholder(s) who elect not to purchase such Shares. The Secretary of the Corporation shall make such allocations and, promptly at the end of the thirty (30) day election period, shall notify the Transferring Shareholder and all other Shareholders of the number of Shares to be acquired by each Shareholder. The Shareholders purchasing the Shares shall have ten (10) days from the end of the above thirty-day period to purchase such Shares pursuant to the terms and conditions of the third-party offer.

                  (e) Right of Sale Upon Refusal. If neither the Corporation nor the remaining Shareholders agree to purchase the Transferring Shareholder's Shares subject to a third-party offer prior to the expiration of the periods referred to in subparagraph 5(c) above, the Transferring Shareholder shall for a period of ninety (90) days immediately thereafter be entitled to sell the offered amount of Shares, but not more than the offered amount of the Shares, to a third party on terms no less favorable to the Transferring Shareholder than those set forth in the notice of the third-party offer given to the Corporation; provided, however, that any such Shares so sold shall be transferred to the purchaser subject to the provisions of this Agreement and shall not be transferred unless and until (i) such purchaser shall have executed a counterpart of this Agreement, and (ii) at the request of the Corporation, the Corporation shall have been furnished with an opinion of counsel reasonably satisfactory to the Corporation, stating that such transfer would not require registration under applicable securities laws.

(f) Restriction Upon Failure to
-----------------------------
         Transfer/Change in Third-Party Offer. If the
         -------------------------------------
         Transferring Shareholder does not sell his or her Shares to a third party within ninety (90) days from the time of first giving notice of the proposed sale to the Corporation, all of such Shares shall again be subject to the terms of paragraphs 5(b)-(f), and may not be transferred until all of the terms thereof are again met. In the event of any change in the terms of a third-party offer after the Transferring Shareholder has given the required notice of such offer, all of the Shares subject to the new offer shall be subject to the terms of paragraphs 5(b)-(f), and may not be transferred until all of the terms hereof are again met.

 (g) Permitted Transfer. The restrictions to transfer provided in this paragraph 5(b)-(f) ------------------- shall not apply to: (i) Transfers by one Shareholder to another Shareholder; (ii) Transfers involving public piggyback sales pursuant to a registration

                                    Page -29-
statement filed under the Securities Act of 1933 ("Act");
(iii) Transfers of shares between a
Shareholder and the trustees of a trust
revocable by such Shareholder for the benefit of his spouse, or issue;
(iv) Transfers of shares between a
Shareholder and the trustees of an
irrevocable trust created by such Shareholder for the benefit of his spouse, or issue;
(v) Transfers of shares by gift o
otherwise between a Shareholder and such Shareholder's spouse or issue;
(vi) Transfers of shares between a
Shareholder and his/her guardian or
conservator; and
(vii) Transfers contemplated or
allowed under the Other Agreements.

All transferees of all permitted transfers shall execute and become parties to this agreement and the shares subject to permitted transfers shall be treated as shares of the transferring Shareholder hereunder.

(h) Void Transfers. No sale,
assignment, mortgage, hypothecation,
transfer, pledge, security interest, lien, encumbrance, gift or other disposition of any of the Shares of this Corporation by any Shareholder in violation of provisions of this Agreement, the Articles of
Incorporation, or the By-laws of the
Corporation or the Other Agreements shall be valid. The Corporation shall not transfer any Shares on the books of the Corporation nor shall any Shares be entitled to be voted, nor shall any dividends be paid on any Shares that are sold, assigned, mortgaged, transferred, etc. in violation of this Agreement. The above disqualification shall be in addition to and not be in lieu of any other remedies, legal or equitable, to enforce these provisions.

(i) Waiver. Nothing contained in
this Agreement shall be construed to limit or render ineffective any other provision of the Articles of Incorporation or the By-laws of the Corporation, or the Other Agreements.
However, should any provision of this
Agreement contradict the provisions of the Articles of Incorporation, By-laws, or any of the Other Agreement, unless otherwise specifically provided therein, the provisions of this Agreement shall prevail and the parties hereto shall take appropriate steps to amend the non-conforming document.

(i) Appraisal. In the event of an
involuntary Conveyance of Shares, the price to be paid by the Corporation for Shares purchased pursuant to paragraph 5(b), shall be determined by the appraisal of an independent third party appraiser. The appraiser shall be chosen by the mutual agreement of the Transferring Shareholder and the Corporation.

         6. Put Provisions. Except for Permitted Transfers under paragraph 5(g) and Involuntary Conveyances under paragraph 5(b) hereof, in the event one or more Shareholders elects to sell, transfer, convey, exchange or otherwise dispose of twenty-five percent (25%) or more of the outstanding Shares of the Corporation in a single or a related series of transactions to an independent party, and such Shares are not purchased by the other Shareholder(s) or the Corporation as provided in paragraphs 5(b)-(f), the

                                    Page -30-
remaining Shareholders shall have the right to require the selling Shareholder(s) or the independent party, as applicable, to buy, exchange, etc. the remaining Shareholder's Shares, upon the same terms and conditions, on a proportionate basis, that the selling Shareholder(s) is receiving for the purchase of its Shares. The selling Shareholder(s) shall provide the remaining Shareholders with all relevant documentation pertaining to the independent offer and shall keep the remaining Shareholders fully apprized of negotiations. The remaining Shareholders shall have five (5) days after written notice of said negotiations in which to notify the selling Shareholder(s) in writing of his intent to sell under the provisions of this paragraph. Failure to so notify the selling Shareholder(s) shall be deemed as a waiver of his election.

           7. Non-Transfer of Shares by Company. The Corporation, by its execution of this Agreement, agrees that it will not cause or permit the transfer of any shares of the Corporation's shares to be made on its books or records unless such transfer is made in accordance with the terms and provisions of this Agreement. Any attempted or purported transfer not in compliance with the terms of this Agreement shall be void. The Corporation shall refuse to issue shares of its shares in connection with any purported sale or transfer, except in accordance with the terms of this Agreement.

         8. Default. Upon the failure of any party to perform its obligation hereunder, such party shall be in default only after having been given thirty
(30) days written notice of such failure, and having failed to perform such obligation within such thirty (30) day period. Upon a default occurring, the non-defaulting party(ies), at its election may:

(a) Seek specific performance of the
         Agreement. The parties declare it to be their specific intent that this Agreement be specifically enforced including the obtainment of injunctive relief preventing the defaulting party from acting in any manner contrary to the provisions of this Agreement.

                  (b) Pursue all other remedies available at law or in equity, it being the intent of the parties that remedies be cumulative and liberally enforced so as to adequately and completely compensate the non-defaulting party(ies).

 9. Termination. This Agreement shall terminate upon the occurrence of any of the following ----------- events:

(a) The voluntary agreement, in writing, o the Shareholders holding
Eighty-five (85%) percent of the Shares subject to this Agreement.

(b) The bankruptcy, insolvency, or
receivership of the Corporation, or
the appointment of a receiver of the assets of the Corporation.

(c) The dissolution or liquidation o
the Corporation pursuant to
operation of state law or the mutual agreement of the Corporation's Shareholders.

(d) As to a particular Shareholder, upon the sale of all of said
Shareholder's Shares.

 10. Amendment. No modification, amendment, addition to, or waiver of any of the provisions shall be valid or enforceable unless agreed to in writing by the Shareholders holding of eighty five (85%) percent of the Shares.

                                    Page -31-

 11. Binding Agreement. This Agreement shall be binding upon the parties, their successors, ------------------ assigns, and legal representatives.

         12. Notices. Notices given pursuant to this Agreement shall be in writing and shall be deemed given when received, and if mailed, shall be mailed by United States registered or certified mail, return receipt requested, addressee only, postage prepaid, if to the Company, to:

         Family Financial Solutions
         Attn: James Cunningham, President
         5663 South Redwood Road, # 2
         Taylorsville Utah 84123

If the Shareholders:

         James and Jodie Cunningham
         1835 East Vista Ridge Court
         Draper, Utah 84020

         Elocity Networks Corporation
         Attn: Sandra Jorgensen, President
         26 Blue Anchor Cay Road
         Coronado, California 90118

....or to such other address as the Company shall have given to the Executive or, if to the Executive, to such address as the Executive shall have given to the Company.

         13. Entire Agreement. This Agreement and the Other Agreements constitute the entire agreement between the parties hereto in relation to the subject matter of this Agreement. Any prior written or oral negotiations, correspondence, or understandings relating to the subject matter of this Agreement shall be superseded by this Agreement and shall have no force or effect.

 14. Governing Law. This Agreement shall be construed in accordance with -------------- the laws of the State of Utah.

         15.  Dispute Resolution.
              --------------------

 (a) . Any claim, dispute, or controversy between the parties arising in connection with or relating to this Agreement or the making, performance or interpretation thereof shall, if not settled by negotiation, be submitted to non-binding mediation under the Commercial Mediation Rules of the American Arbitration Association then in effect. Any demand for mediation shall be made in writing and served upon the other party in the same manner as otherwise provided for notice in this Agreement. The demand shall set forth with reasonable specificity the basis of the dispute and the performance or relief sought. The parties shall, within thirty (30) days of receipt of a demand to mediate, confer and select a mediator. The mediation shall take place at a time and location in Salt Lake City, Utah mutually agreeable to the parties and the mediator, but not later than sixty (60) days after a demand for mediation is received.

 (b) . All disputes under this Agreement shall be settled by arbitration in Salt Lake City, Utah pursuant to the rules of the American Arbitration Association. Arbitration may be commenced at any time by any party hereto giving written notice to each other party

                                   Page -32-
to a dispute that such dispute has been referred to arbitration under this Agreement. The arbitrator(s) shall be selected by the joint agreement of Seller and Buyer, but if they do not so agree within twenty (20) days after the date of the notice referred to above, the selection shall be made pursuant to the rules from the panels of arbitrators maintained by such Association. Any award rendered by the arbitrator shall be conclusive and binding upon the parties hereto; provided, however, that any such award shall be accompanied by a written opinion of the arbitrator giving the reasons for the award. This provision for arbitration shall be specifically enforceable by the parties and the decision of the arbitrator in accordance herewith shall be final and binding and there shall be no right of appeal there from. Each party shall pay its own expenses of arbitration and the expenses of the arbitrator shall be equally shared; provided, however, that if in the opinion of the arbitrator any claim or any defense or objection thereto was unreasonable, the arbitrator may assess, as part of his award, all or any part of the arbitration expenses of the other party (including reasonable attorneys' fees) and of the arbitrator against the party raising such unreasonable claim, defense or objection. Nothing contained in this paragraph shall prevent the parties from settling any dispute by mutual agreement at any time.

 16. Severability. The invalidity of any one or more of the conditions, covenant articles, sections, ------------ phrases or sentences of this Agreement or any part thereof, shall not affect the remaining portions of this Agreement or any part thereof.

 17. Terms. Whenever used in this Agreement, the singular shall include the plural, the plural the ------ singular, and the use of any gender shall be applicable to all genders.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

PARTIES:

FAMILY FINANCIAL SOLUTIONS, INC.

By:_______/s/ James Cunningham_______
            James Cunningham
Its: ___President______________________

SHAREHOLDERS:                                            NUMBER OF SHARES OWNED
------------                                             ----------------------

ELOCITY NETWORKS CORPORATION                                     *40,000 shares

By: ______/s/____Sandra Jorgensen_______
           Sandra Jorgensen
Its: ___CEO & President________________

__/s/____James Cunningham__________________
JAMES CUNNINGHAM, an individual                               one (1) share

__/s/__Jodie Cunningham_________________
JODIE CUNNINGHAM, an individual                                *9,999 shares



                                    Page -33-

                                    EXHIBIT H

                               EMPLOYMENT CONTRACT

                               EMPLOYMENT CONTRACT


         THIS EMPLOYMENT CONTRACT (the "Agreement") is made and entered into as of the 5th day of August, 2002, by and between Family Financial Solutions, Inc., a Utah corporation (the "Company") and James Cunningham, an individual, residing in Salt Lake County, Utah (hereinafter referred to as the "Executive").

                                                W I T N E S S E T H:

         WHEREAS, the Executive is currently employed by the Company; and

WHEREAS, the Company desires to have the benefit of the Executive's efforts and services, both for and on behalf of the Company and on behalf of the parent of the Company, Elocity Networks Corporation (the "Parent" or "Elocity").

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto mutually covenant and agree as follows:

 1. DEFINITIONS. Whenever used in this Agreement, the following terms shall have the meanings set forth below:

                 (a) "Accrued Benefits" shall mean the amount payable not later than ten (10) days following an applicable Termination Date and which shall be equal to the sum of the following amounts:

            (i)      All salary earned or accrued through the Termination Date;

 (ii) Reimbursement for any and all monies advanced in connection with the Executive's employment for reasonable and necessary expenses incurred by the Executive through the Termination Date;

                           (iii) Any and all other cash benefits previously
                  earned through the Termination Date and deferred at the election of the Executive or pursuant to any deferred compensation plans then in effect;

                           (iv) The full amount of any stated bonus payable to
                  the Executive in accordance with Section 6 herein with respect to the year in which termination occurs; and

 (v) All other payments and benefits to which the Executive may be entitled under the terms of any benefit plan of the Company.

           (b)        "Board" shall mean the Board of Directors of the Company.

        (c)        "Parent Board" shall mean the Board of Directors of Elocity.

                                    Page -34-

                 (d)        "Cause" shall mean any of the following:

                           (i) The engaging by the Executive in fraudulent
                  conduct, as evidenced by a determination in a binding and final judgment, order or decree of a court or administrative agency of competent jurisdiction, in effect after exhaustion or lapse of all rights of appeal, in an action, suit or proceeding, whether civil, criminal, administrative or investigative, which the Board determines, in its sole discretion, has a significant adverse impact on the Company in the conduct of the Company's business;

                           (ii) Conviction of a felony, as evidenced by a
                  binding and final judgment, order or decree of a court of competent jurisdiction, in effect after exhaustion or lapse of all rights of appeal, which the Board determines, in its sole discretion, has a significant adverse impact on the Company in the conduct of the Company's business;

 (iii) Serious neglect or refusal by the Executive to perform the Executive's duties or responsibilities; or

 (iv) A significant violation by the Executive of the Company's established policies and procedures.

         Notwithstanding the foregoing, Cause shall not exist under subparagraphs (d) (iii) above unless the Company furnishes written notice to the Executive of the specific offending conduct and the Executive fails to correct such offending conduct within the thirty
         (30) day period commencing on the receipt of such notice.

                 (e)       "Company" shall mean Family Financial Services, Inc.

                 (f)        "Parent" shall mean Elocity Networks Corporation.

                 (g) "Disability" shall mean a physical or mental condition whereby the Executive is unable to perform on a full-time basis the customary duties of the Executive under this Agreement.

                 (h)        "Good Reason" shall mean any of the following:

                           (i) The engaging by the Company or Parent in
                  fraudulent conduct, as evidenced by a determination in a binding and final judgment, order or decree of a court or administrative agency of competent jurisdiction, in effect after exhaustion or lapse of all rights of appeal, in an action, suit or proceeding, whether civil, criminal, administrative or investigative, which has a significant adverse impact on the Company in the conduct of the Company's business;

                           (ii) Conviction of a felony of the Company or Parent,
                  as evidenced by a binding and final judgment, order or decree of a court of competent jurisdiction, in effect after exhaustion or lapse of all rights of appeal, which has a significant adverse impact on the Company in the conduct of the Company's business;

                           (iii) Failure by the Company or Parent to comply with
                  any substantial, material provision of this Agreement or the Stock Purchase Agreement.

        Notwithstanding the foregoing, Cause shall not exist under subparagraph
        (d) (iii) above unless the Executive furnishes written notice to the Company and Parent of the specific offending conduct,

                                    Page -35-

        Executive has not substantially personally participated in or contributed to the Cause, and the Company or Parent fails to correct such offending conduct within the sixty (60) day period commencing on the receipt of such notice.

 (i) "Notice of Termination" shall mean the notice described in Section 12 herein.

                 (j) "Person" shall mean any individual, partnership, joint venture, association, trust, corporation or other entity, other than an employee benefit plan of the Company or an entity organized, appointed or established pursuant to the terms of any such benefit plan.

                 (k) "Other Agreements" shall mean the Stock Purchase Agreement to which this agreement is appended, and the Shareholders Agreement which is also appended to the Stock Purchase Agreement.

                 (l)        "Termination Date" shall mean:

                           (i)      The Executive's date of death;

                           (ii) Thirty (30) days after the delivery of the
                  Notice of Termination terminating the Executive's employment on account of Disability pursuant to Section 9 herein, unless the Executive returns on a full-time basis to the performance of his or her duties prior to the expiration of such period;

 (iii) Thirty (30) days after the delivery of the Notice of Termination if the Executive's employment is terminated by the Executive voluntarily; and

                           (iv) Thirty (30) days after the delivery of the
                  Notice of Termination if the Executive's employment is terminated by the Company for any reason other than death or Disability.

                           (m) "Termination Benefits" shall mean the following
                  benefits tendered by the Company to Executive upon the event certain terminations: (i) the payment of all Accrued Benefits,
                  (ii) the accelerated vesting of all outstanding options which were granted to Executive during the Period of Employment for the purchase of shares of Parent and/or the Company's stock, whether vested or unvested, and continued exercisability of such vested options for a period of twelve (12) months following termination, (iii) the payment of all of the remaining salary due and payable during the remaining term of this Agreement, (iv) the payment of all vested commissions and continuation as a Qualified Partner under the Company's Qualified Commission Structure and Qualified Partner Bonus Pool Commission Structure as provided in Section 6(g) hereof, and (v) the payment of any and all accrued but unpaid, or continuing retainers, royalties or honorariums as provided in
                  Section 6(h) hereof

 2. EMPLOYMENT.

 The Company hereby agrees to employ the Executive and the Executive hereby agrees to serve the Company, on the terms and conditions set forth herein.

         3. TERM. The employment of the Executive by the Company pursuant to the provisions of this Agreement shall commence on the date hereof and end on December, 31, 2008, unless further extended or sooner terminated as hereinafter provided, or as provided in the Other Agreements. On December 31, 2008, and on the last day of December each year thereafter, the term of the Executive's employment shall, unless sooner terminated as hereinafter provided, be automatically extended for an

                                    Page -36-
additional one year period from the date thereof unless, at least thirty (30) days before such December 31, the Company shall have delivered to the Executive or the Executive shall have delivered to the Company written notice that the term of the Executive's employment hereunder will not be extended beyond its existing duration (the term of employment and any extensions thereto shall be referred to as the "Period of Employment"). Written notice from The Company or Parent to Executive under the provisions of this Section shall be considered a Termination at Will by the Company as provided in Section 10(c) hereunder.

         4. POSITIONS AND DUTIES. The Executive shall serve as President and Chief Executive Officer of the Company and as Chairman of the Company's Board of Directors, and in such additional capacities as may be assigned to the Executive by the Board. In connection with the foregoing positions, the Executive shall have such duties, responsibilities and authority as may from time to time be assigned to the Executive by the Board. The Executive shall devote substantially all the Executive's working time and efforts to the business and affairs of the Company.

 5. PLACE OF PERFORMANCE. In connection with the Executive's employment by the Company, the Executive shall be based at the offices of the Company in Salt Lake City, Utah, except for required travel on Company business.

         6.       COMPENSATION AND RELATED MATTERS.

         (a) Salary. The Company shall pay to the Executive $300,000, as his non accruing annualized base salary (subject to adjustment as provided herein) in equal installments (as nearly as practicable), in accordance with the Company's standard payroll policy (as in effect from time to time), which currently provides for payments to be made every two weeks, in arrears. Such annualized base salary may be increased from time to time in accordance with normal business practices of the Company. The annualized base salary of the Executive shall not be decreased below its then existing amount during the term of this Agreement; provided, however, that in the event that the Board and Executive agree that the Company is unable to pay the full salary due to cashflow constraints, an agreed-upon portion of the salary may be deferred.

         (b) Bonus. The Executive shall be entitled to receive bonuses, when and as declared by the Board of Directors and approved by the Parent Board.

         (c) Expenses. The Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in performing services hereunder, including all expenses for travel and living expenses while away from home on business or at the request of and in the service of the Company, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established from time to time by the Company.

         (d) Other Benefits. If and when Company has the ability to pay as determined by the Board of Directors, the Company shall provide Executive with all other benefits normally provided, or which may be provided to an employee of the Company similarly situated to Executive, including being added as a named officer on any of the Company's existing or future directors' and officers' liability insurance policy. At a minimum, the benefits will include:

   (i)        Health Insurance (medical, dental vision);

   (ii)       Life Insurance - $1 million in personal coverage;

                                    Page -37-

     (iii)      401(k) 50% employer match on up to 6% of employee contribution;

                          (iv)       Paid vacation; and

                          (v) A leased automobile of a type and model which is
                  in keeping with Executive's position, plus insurance, gas and maintenance.

                 (e) Vacations. The Executive shall be entitled to the number of vacation days in each calendar year, and to compensation in respect of earned but unused vacation days, determined in accordance with the Company's vacation plan, but in no event less than twenty (20) days. The Executive shall also be entitled to all paid holidays given by the Company to its executives.

                 (f) Services Furnished. The Company shall furnish the Executive with office space, and such other facilities and services as shall be suitable to the Executive's position and adequate for the performance of the Executive's duties as set forth in Section 4 hereof.

                 (g) Agent and Executive Agent Commissions. In addition to the foregoing compensation, Executive shall be entitled to receive all agent, executive agent (including Executive Override Account bonuses, Manager Account Bonus 8JN bonuses, and Executive Bonus Group 2085 bonuses, which are the separate individual bonus rights of Executive), and Executive Partner Bonus Pool, Qualified Partner Commissions and other override commissions, all of which are vested to Executive and survive the termination of his employment. Executive is excluded from all monthly performance requirements for said commissions.

                 (h) Book Royalties and Honorariums. Executive shall be entitled to seventy-five percent (75%) of any and all retainers, royalties and/or honorariums from the sale of books, newsletters, articles or other publications written, produced or published by Executive, or speeches, presentations or seminars given by Executive for a fee.

         7. OFFICES. The Executive agrees to serve without additional compensation, if elected or appointed thereto, as a member of the Board of Directors of any parent or any subsidiary of the Company; provided, however, that the Executive is indemnified for serving in any and all such capacities on a basis no less favorable than is currently provided in the Company's bylaws, or otherwise.

         8. TERMINATION AS A RESULT OF DEATH. If the Executive shall die during the term of this Agreement, the Executive's employment shall terminate on the Executive's date of death and the Executive's surviving spouse, or the Executive's estate if the Executive dies without a surviving spouse, shall be entitled to the Executive's Accrued Benefits as of the Termination Date.

         9. TERMINATION FOR DISABILITY. If, as a result of the Executive's Disability, the Executive shall have been unable to perform the Executive's duties hereunder on a full-time basis for two (2) consecutive months and within thirty (30) days after the Company provides the Executive with a Termination Notice, the Executive shall not have returned to the performance of the Executive's duties on a full-time basis, the Company may terminate the Executive's employment. During the term of the Executive's Disability prior to termination, the Executive shall continue to receive all salary and benefits payable under Section 6 herein, including participation in all employee benefit plans, programs and arrangements in which the Executive was entitled to participate immediately prior to the Disability; provided, however, that the Executive's continued participation is permitted under the terms and provisions of such plans, programs and arrangements. In the event that the Executive's participation in any such plan, program or arrangement is barred as the result of such Disability, the Executive shall be

                                    Page -38-
entitled to receive an amount equal to the contributions, payments, credits or allocations which would have been paid by the Company to the Executive, to the Executive's account or on the Executive's behalf under such plans, programs and arrangements. In the event the Executive's employment is terminated on account of the Executive's Disability in accordance with this Section 9, the Executive shall receive the Executive's Accrued Benefits as of the Termination Date and shall continue to receive all vested commissions and continue as a Qualified Partner under the Company's Qualified Commission Structure and Qualified Partner Bonus Pool Commission Structure as provided in Section 6(g) hereof, and any and all accrued but unpaid, or continuing retainers, royalties or honorariums as provided in Section 6(h) hereof, and shall remain eligible for all benefits provided by any long-term disability programs of the Company in effect at the time of such termination.

         10.      OTHER TERMINATION.

                 (a) For Cause. The Company, or the Parent by a majority vote of the Board or the Parent Board, respectively, may terminate this Agreement for Cause at any time upon notice to Executive. In the event of Executive's termination for Cause, the Company shall tender to Executive all Accrued Benefits due as of the Termination Date.

                 (b) Termination by the Executive. The Executive may terminate his employment hereunder by giving the Company thirty (30) days written notice (i) for Good Reason or (ii) if his health should become impaired to an extent that makes his continued performance of his duties hereunder hazardous to his physical or mental health or his life, provided that the Executive shall have furnished the Company with a written statement from a qualified doctor to such effect and provided further, that, at the Company's request, the Executive shall submit to an examination by a doctor selected by the Company and such doctor shall have concurred in the conclusion of the Executive's doctor. In the event Executive terminates his employment for Good Reason, the Company shall tender to Executive the Termination Benefits.

                 (c)        Termination At Will.

 The Company or the Parent, by a majority vote of the Board or the Parent Board, respectively, shall have the right at any time to terminate Executive's employment hereunder by giving Executive thirty (30) days prior written notice and by tendering to Executive the Termination Benefits


         11. PUT OPTION. In the event that Executive's employment is terminated at will as provided in Section 10(c) above, or by Executive for Good Reason as provided in Section 10(b) above, Executive shall have the right to put his shares of the Company's stock (including shares held by Executive's spouse) to the Parent for purchase in exchange for payment of three million dollars ($3,000,000), payable in five (5) equal consecutive annual installments of six hundred thousand dollars ($600,000) each, the first installment to be paid on the date of termination. This payment obligation shall be evidenced by a promissory note from Parent secured by the stock of Executive (and his spouse) sold to Parent hereunder.

         12. TERMINATION NOTICE. Any termination by the Company, Company's Parent or the Executive of the Executive's employment during the Employment Period shall be communicated by written Notice of Termination to the Executive, if such Notice of Termination is delivered by the Company or Company's Parent, and to the Company or Company's Parent, if such Notice of Termination is delivered by the Executive. The Notice of Termination shall indicate the specific termination provision in this Agreement relied upon and shall set forth the effective date of termination. Penalties for wrongful termination shall consist of all of the Termination Benefits, in addition to any other damages to which Executive is entitled at law or in equity.

                                    Page -39-

         13.      NONDISCLOSURE OF PROPRIETARY INFORMATION.

 Executive acknowledges that certain information of a confidential or secret nature that relates to the business of the Company or to the business of any affiliate, customer, or vendor of the Company ("Proprietary Information") may be, or may have been disclosed to Executive. Such Proprietary Information includes, but is not limited to, any information regarding marketing plans, product plans, business strategies, financial information, forecasts, personnel information, strategic alliances, customer lists, software, hardware, processes, formulas, business, trade secrets, or any other secret or confidential matters relating to the projects, programs, sales, customer lists, or data, or business of the Company which is not generally known to the public. Executive agrees that it will keep all such Proprietary Information in confidence and trust, and will not use or disclose any of such Proprietary Information without the prior written consent of the Company, except as may be necessary to perform any duties it may have with respect to the Company or may now or hereafter have as an employee the Company.

         14.      NON-COMPETE.

 The Executive hereby agrees that during the Period of Employment and for a period of two years from the date of termination for Cause or At Will as provided hereunder, the Executive will not:

                 (a) Within any jurisdiction or marketing area in the United States in which the Company or any subsidiary thereof is doing business, own, manage, operate, or control any business of the type and character engaged in and competitive with the Company or any subsidiary thereof. For purposes of this paragraph, ownership of securities of not in excess of five percent (5%) of any class of securities of a public company shall not be considered to be competition with the Company or any subsidiary thereof; or

                 (b) Within any jurisdiction or marketing area in the United States in which the Company or any subsidiary thereof is doing business, act as, or become employed as, an officer, director, employee, consultant or agent of any business of the type and character engaged in and competitive with the Company or any of its subsidiaries; or

                 (c) Solicit the employment of, or hire, any full time employee employed by the Company or its subsidiaries as of the date of termination of this Agreement.

         15.      REMEDIES AND JURISDICTION.

                 (a) Breach. The Executive hereby acknowledges and agrees that a breach of the agreements contained in Sections 13, and 14 of this Agreement will cause irreparable harm and damage to the Company, that the remedy at law for the breach or threatened breach of the agreements set forth in Sections 13 and 14 of this Agreement will be inadequate, and that, in addition to all other remedies available to the Company for such breach or threatened breach (including, without limitation, the right to recover damages), the Company shall be entitled to injunctive relief for any breach or threatened breach of the agreements contained in Sections 13 and 14 of this Agreement;

                 (b) Arbitration. All claims, disputes and other matters in question between the parties arising under this Agreement, shall, unless otherwise provided herein, be decided by arbitration in Salt Lake City, Utah, in accordance with the Model Employment Arbitration Procedures of the American Arbitration Association (including such procedures governing selection of the specific arbitrator or arbitrators), unless the parties mutually agree otherwise. The losing party shall pay the costs of any such arbitration. The award by the arbitrator or arbitrators shall be final, and

                                    Page -40-
        judgment may be entered upon it in accordance with applicable law in any state or Federal court having jurisdiction thereof.

         16.      INDEMNIFICATION.

 The Company hereby agrees to indemnify Executive against any action, claim, suit or proceeding involving the Executive in his capacity as an officer and director of the Company.

         17. ATTORNEYS' FEES. In the event that either party hereunder institutes any legal proceedings in connection with its rights or obligations under this Agreement, the prevailing party in such proceeding shall be entitled to recover from the other party, all costs incurred in connection with such proceeding, including reasonable attorneys' fees, together with interest thereon from the date of demand at the rate of twelve percent (12%) per annum.

         18. SUCCESSORS. This Agreement and all rights of the Executive shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, estates, executors, administrators, heirs and beneficiaries. In the event of the Executive's death, all amounts payable to the Executive under this Agreement shall be paid to the Executive's surviving spouse, or the Executive's estate if the Executive dies without a surviving spouse. This Agreement shall inure to the benefit of, be binding upon and be enforceable by, any successor, surviving or resulting corporation or other entity to which all or substantially all of the business and assets of the Company shall be transferred whether by merger, consolidation, transfer or sale.

         19. ENFORCEMENT. The provisions of this Agreement shall be regarded as divisible, and if any of said provisions or any part hereof are declared invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of the remainder of such provisions or parts hereof and the applicability thereof shall not be affected thereby.

         20.      AMENDMENT OR TERMINATION.

 This Agreement may not be amended or terminated during its term, except by written instrument executed by the Company and the Executive.

         21.      SURVIVABILITY.

 The provisions relating to post-termination rights and obligations, including without limitation, Sections 13, 14 and 16, shall survive termination of this Agreement.

         22.      ENTIRE AGREEMENT.

 This Agreement sets forth the entire agreement between the Executive and the Company with respect to the subject matter hereof, and supersedes all prior oral or written agreements, negotiations, commitments and understandings with respect thereto.

         23. VENUE; GOVERNING LAW. This Agreement and the Executive's and Company's respective rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of Utah without giving effect to the provisions, principles, or policies thereof relating to choice or conflict laws.

         24.      NOTICE.

 Notices given pursuant to this Agreement shall be in writing and shall be deemed given when received, and if mailed, shall be mailed by United States registered or certified mail, return receipt requested, addressee only, postage prepaid, if to the Company, to:


         Executive: James Cunningham
         1835 East Vista Ridge Court
         Draper, Utah 84020

                                    Page -41-

         Family Financial Solutions
         Attn: James Cunningham, President
         5663 South Redwood Road, # 2
         Taylorsville Utah 84123

         Elocity Networks Corporation
         Attn: Sandra Jorgensen, President
         26 Blue Anchor Cay Road
         Coronado, California 90118

or to such other address as the Company shall have given to the Executive or, if to the Executive, to such address as the Executive shall have given to the Company.


         25. NO WAIVER. No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by the other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.

         26.      HEADINGS.

 The headings herein contained are for reference only and shall not affect the meaning or interpretation of any provision of this Agreement.

         27.      COUNTERPARTS.

 This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

                       [SIGNATURES ON THE FOLLOWING PAGE]











                                    Page -42-

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Executive has executed this Agreement, on the date and year first above written.

                       FAMILY FINANCIAL SOLUTIONS, INC.

                       By: /s/  James Cunningham

                              James Cunningham
                             President



                       EXECUTIVE

                        /s/   James Cunningham
                             James Cunningham

           Elocity Networks Corporation hereby agrees to the terms of the above Employment Agreement between its majority-owned subsidiary, Family Financial Services, Inc., and James Cunningham, and further agrees to guarantee payment of the financial obligations of Family Financial Services, Inc., under the provisions of Sections 10(b-c) and 11 hereunder.







           ELOCITY NETWORKS CORPORATION

           By: ____/s/_Sandra Jorgensen____
                      Sandra Jorgensen
           Its:  President





                                    Page -43-

                                  SCHEDULE 4(K)



                              PROPERTIES AND ASSETS





                                  SEE ATTACHED

                                    Page -44-

                                  SCHEDULE 4(N)



                             FFS MATERIAL CONTRACTS





                                  SEE ATTACHED



                                    Page -45-

                                  SCHEDULE 4(P)



                        PENDING OR THREATENED LITIGATION



                                      NONE



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